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                                                                    Exhibit 99.1

[LOGO OF WESTERN RESOURCES]

                                                  Media contact:
                                                  Corporate Communications
                                                  785.575.8401
                                                  FAX: 785.575.6399
                                                  News@wr.com
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             WESTERN RESOURCES OBTAINS $735 mILLION CREDIT AGREEMENT

     TOPEKA, Kan., June 6, 2002 - Western Resources (NYSE:WR) today announced that it obtained a secured $735 million credit agreement providing for a $585 million term loan and a $150 million revolving credit facility, each maturing June 6, 2005. The credit agreement was arranged by JP Morgan Securities, Inc.

     The proceeds of the term loan were used to retire an existing revolving credit facility maturing in March 2003 with an outstanding principal balance of $380 million, to provide for the repayment at maturity of $135 million principal amount of KGE first mortgage bonds due in December 2003 together with accrued interest, to repurchase approximately $45 million of Western Resources' outstanding unsecured notes, and to pay customary fees and expenses of the transactions. There were no borrowings under the revolving credit facility at closing.

     Paul R. Geist, senior vice president and chief financial officer, said:
"With the closing of this bank transaction and the $765 million bond offering in May, the company has completed the refinancing of approximately $1.5 billion of its debt. As with the earlier bond offering,


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                                      -5-

we are extremely pleased with our continued access to the credit markets and the participation of many blue chip financial institutions in our refinancings."

                                       -30-

     Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of approximately $6.6 billion, including security company holdings through ownership of Protection One (NYSE: POI) and Protection One Europe, which have more than 1.2 million security customers. Western Resources provides electric utility services as Westar Energy to about 640,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.
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     Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc., from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation; ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs.